Exhibit 10.23
FIFTH AMENDMENT TO AMENDED AND RESTATED EXECUTIVE
SERVICES AGREEMENT

This Fifth Amendment (the “Amendment”) to that certain Amended and Restated Executive Services Agreement dated as of November 30, 2009 (the “Employment Agreement”) by and between Chateau Holdings, Inc, (the “Lender”), Robert Katz (the “Employee”) and The Film Department Holdings, Inc., a Delaware corporation, as successor-in-interest to The Film Department Holdings, LLC, (the “Company”), is made as of May 27, 2010 (the “Effective Date”), and is entered into by and between Company, Lender and Employee.

WHEREAS, Company, Lender and Employee have previously entered into the Employment Agreement; and

WHEREAS, Company, Lender and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:

1. The Employment Agreement is hereby amended by deleting both references to “June 1, 2010” in Sections 1 and 4, and substituting “July 1, 2010” in lieu thereof in both instances.

2. This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

THE FILM DEPARTMENT HOLDINGS INC.	CHATEAU HOLDINGS, INC.

/s/ Mark Gill	/s/ Robert Katz
By: Mark Gill	By: Robert Katz
Its: Chairman & CEO	Its: President

/s/ Robert Katz
Robert Katz

5th Amendment to Amended and Restated Exec. Srvcs Agrmt.	1